EXHIBIT 21

Name	State or Other Jurisdiction of Incorporation

Domestic

Active-Semi, Inc.	California
Amalfi Semiconductor, Inc.	Delaware
Cavendish Kinetics Inc.	California
Custom MMIC Design Services, LLC	Massachusetts
Decawave Inc.	California
Premier Devices - A Sirenza Company	California
Qorvo Asia, LLC	Delaware
Qorvo Biotechnologies, LLC	Delaware
Qorvo California, Inc.	California
Qorvo Europe Holding Company	Delaware
Qorvo International Holding, Inc.	North Carolina
Qorvo International Services, Inc.	Delaware
Qorvo Oregon, Inc.	Oregon
Qorvo Texas, LLC	Texas
Qorvo US, Inc.	Delaware
RFMD Infrastructure Product Group, Inc.	North Carolina
RFMD, LLC	North Carolina
TriQuint WJ, Inc.	Delaware
WJ Newco LLC	Delaware
Xemod Incorporated	California

International

Active-Semi (BVI), Inc.	British Virgin Islands
Active-Semi Hong Kong Limited	Hong Kong
Active-Semi International, Inc.	Cayman
Active-Semi (Shanghai) Co., Ltd.	China
Active-Semi Vietnam, Ltd.	Vietnam
Cavendish Kinetics B.V.	The Netherlands
Cavendish Kinetics Limited	United Kingdom
Cavendish Microsystems (Shanghai) Co.	People's Republic of China
Decawave Limited	Ireland
Decawave France SAS	France
Decawave Singapore Pte. Ltd.	Singapore
Decawave (Shenzhen) Limited	China
Qorvo Beijing Co., Ltd.	China
Qorvo Belgium NV	Belgium
Qorvo Costa Rica S.R.L.	Costa Rica
Qorvo Denmark ApS	Denmark
Qorvo Dezhou Co., Ltd.	China
Qorvo Finland Oy	Finland
Qorvo Germany GmbH	Germany
Qorvo Germany Holding GmbH	Germany
Qorvo Hong Kong Holding Pvt. Limited	Hong Kong
Qorvo Hong Kong Limited	Hong Kong
Qorvo International Pte. Ltd.	Singapore

Qorvo Ireland Holding Limited	Ireland
Qorvo Japan YK	Japan
Qorvo Malaysia Sdn Bhd	Malaysia
Qorvo Munich GmbH	Germany
Qorvo Netherlands B.V.	The Netherlands
Qorvo Netherlands Holding B.V.	The Netherlands
Qorvo Shanghai Ltd.	China
Qorvo Singapore Pte. Ltd.	Singapore
Qorvo UK Limited	United Kingdom
Qorvo Utrecht B.V.	The Netherlands
RF Micro Devices Svenska AB	Sweden
RFMD (UK) Limited	United Kingdom

All of the above listed entities are 100% directly or indirectly owned by Qorvo, Inc., and their results of operations are included in the consolidated financial statements.